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                                                             Exhibit 23.1

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 21, 2000 relating to the consolidated financial statements and consolidated financial statement schedules of Walter Industries, Inc. and its subsidiaries, which appears in the Walter Industries, Inc.'s Annual Report on Form 10-K for the year ended May 31, 2000.

/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Tampa, FL
October 30, 2000